Exhibit 99.2 + 2023 Investor Update Merger of ExxonMobil and Pioneer enables a unique value creation opportunity 10.11.2023

Cautionary statement Important Information about the Transaction and Where to Find It In connection with the proposed transaction between Exxon Mobil Corporation (“ExxonMobil”) and Pioneer Natural Resources Company (“Pioneer”), ExxonMobil and Pioneer will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 filed by ExxonMobil that will include a proxy statement of Pioneer that also constitutes a prospectus of ExxonMobil. A definitive proxy statement/prospectus will be mailed to stockholders of Pioneer. This communication is not a substitute for the registration statement, proxy statement or prospectus or any other document that ExxonMobil or Pioneer (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF EXXONMOBIL AND PIONEER ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when they become available), as well as other filings containing important information about ExxonMobil or Pioneer, without charge at the SEC’s Internet website (http://www.sec.gov). Copies of the documents filed with the SEC by ExxonMobil will be available free of charge on ExxonMobil’s internet website at www.exxonmobil.com under the “Investors” tab and then under the “SEC Filings” tab or by contacting ExxonMobil’s Investor Relations Department at investor.relations@exxonmobil.com. Copies of the documents filed with the SEC by Pioneer will be available free of charge on Pioneer’s internet website at https://investors.pxd.com/investors/financials/sec-filings/. The information included on, or accessible through, ExxonMobil’s or Pioneer’s website is not incorporated by reference into this communication. Participants in the Solicitation ExxonMobil, Pioneer, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Pioneer is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 13, 2023, in its Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 23, 2023, in its Form 8-K filed on May 30, 2023, in its Form 8-K filed on April 26, 2023 and in its Form 8-K filed on February 13, 2023. Information about the directors and executive officers of ExxonMobil is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 13, 2023, in its Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 22, 2023, in its Form 8-K filed on June 6, 2023 and in its Form 8-K filed on February 24, 2023. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available. No Offer or Solicitation This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. 2

Cautionary statement Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of ExxonMobil and Pioneer, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the completion of the proposed transaction on anticipated terms and timing, or at all, including obtaining regulatory approvals that may be required on anticipated terms and Pioneer stockholder approval; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the proposed transaction, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the ability of ExxonMobil and Pioneer to integrate the business successfully and to achieve anticipated synergies and value creation; potential litigation relating to the proposed transaction that could be instituted against ExxonMobil, Pioneer or their respective directors; the risk that disruptions from the proposed transaction will harm ExxonMobil’s or Pioneer’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; rating agency actions and ExxonMobil and Pioneer’s ability to access short- and long-term debt markets on a timely and affordable basis; legislative, regulatory and economic developments, including regulatory implementation of the Inflation Reduction Act, timely and attractive permitting for carbon capture and storage by applicable federal and state regulators, and other regulatory actions targeting public companies in the oil and gas industry and changes in local, national, or international laws, regulations, and policies affecting ExxonMobil and Pioneer including with respect to the environment; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect ExxonMobil’s and/or Pioneer’s financial performance and operating results; certain restrictions during the pendency of the proposed transaction that may impact Pioneer’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against ExxonMobil or Pioneer, and other political or security disturbances; dilution caused by ExxonMobil’s issuance of additional shares of its common stock in connection with the proposed transaction; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in policy and consumer support for emission-reduction products and technology; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market or economic conditions that impact demand, prices and differentials, including reservoir performance; changes in technical or operating conditions, including unforeseen technical difficulties; those risks described in Item 1A of ExxonMobil’s Annual Report on Form 10-K, filed with the SEC on February 22, 2023, and subsequent reports on Forms 10 Q and 8-K, as well as on the Investors page of ExxonMobil’s website at www.exxonmobil.com under the heading Resources followed by under the heading “Factors affecting future results”. Information included on or accessible through ExxonMobil’s website is not incorporated by reference into this communication; those risks described in Item 1A of Pioneer’s Annual Report on Form 10-K, filed with the SEC on February 23, 2023, and subsequent reports on Forms 10-Q and 8-K; and those risks that will be described in the registration statement on Form S-4 and accompanying prospectus available from the sources indicated above. References to resources or other quantities of oil or natural gas may include amounts that ExxonMobil or Pioneer believe will ultimately be produced, but that are not yet classified as “proved reserves” under SEC definitions. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither ExxonMobil nor Pioneer assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on ExxonMobil’s or Pioneer’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date. 3

Unlocks significant value for ExxonMobil and Pioneer shareholders • Combination transforms ExxonMobil’s Upstream portfolio — Creates industry-leading undeveloped high-quality, high-return U.S. unconventional inventory with plans to reach ~2 Moebd of Permian production by 2027 — Increases short-cycle capital flexibility and lower cost-of-supply production in the United States • Combination enables even greater U.S. energy security by bringing the best technologies, operating excellence, and financial capability to an important source of domestic supply, benefitting the American economy and its consumers • Pioneer’s Permian inventory and basin knowledge combined with ExxonMobil’s proprietary technologies and expertise expected to generate double-digit returns by recovering more resource, more efficiently and with a lower environmental impact — Unique opportunity to create value by combining Pioneer’s large, contiguous, high-quality undeveloped Midland acreage with ExxonMobil’s demonstrated industry-leading Permian resource development — Unlocks significant capital and operating synergies — By combining both companies’ operational best practices and infrastructure, we will reduce our collective environmental footprint and accelerate Pioneer’s net-zero plan from 2050 to 2035 • Opportunity to maximize Permian value across ExxonMobil’s full integrated value chain • Transaction leverages strong value of ExxonMobil’s equity currency; balance sheet strength and Pioneer’s incremental free cash flow provide ability to further enhance shareholder returns post-closing 4

# Combination transforms ExxonMobil's Upstream portfolio

Creates industry-leading undeveloped high-quality, high-return U.S. unconventional inventory

**Pioneer's contiguous, high-quality acreage enhances ExxonMobil's Permian position**



Midland Basin
Delaware Basin
20 miles
ExxonMobil Acreage
Pioneer Acreage
Others' Acreage

- Adds 856,000 net acres in Midland Basin to ExxonMobil's 570,000 net acres in the Delaware and Midland Basins
- Combined resource to exceed 16 Boeb
- More than doubles ExxonMobil's Permian production to 1.3 Moebd, based on 2023 volumes
- Combined production reaches ~2 Moebd in 2027
- Greater than 75% liquids

5

# Combination transforms ExxonMobil's Upstream portfolio

## Increases short-cycle capital flexibility and lower-cost-of-supply production in the United States



Compound annual production growth rate of >8% for 2023 – 2027
Koebd, net, $60/bbl real Brent
6000
5000
4000
3000
2000
1000
0
2023
2025
2027
Pioneer
Strategic growth including Permian, Guyana, Brazil, and LNG
Base

- Increases ExxonMobil's total 2027 production to >5 Moebd
  - ~60% comes from key strategic growth areas of Permian, Guyana, Brazil, and LNG
- Double-digit returns driven by low cost of supply of <$35/bbl and unique, complementary fit
- Well-positioned to react quickly to energy demand changes
  - Short-cycle barrels comprise >40% of the combined upstream portfolio by 2027, enhancing capital flexibility
- U.S. production grows to ~45% of total Upstream volumes
- Fiscal terms allow full capture of price and volume upside

6

Generate double-digit returns by recovering more resource, more efficiently Combining the capabilities and know-how of both companies • Leveraging ExxonMobil’s scale, technology, and industry-leading development to increase resource recovery, delivering leading capital efficiency and cost performance — Successfully drilling industry-leading longer laterals (up to 4 miles), resulting in fewer wells and a smaller surface footprint — Demonstrating best-in-class drilling efficiency with fewer days to drill and complete • Leveraging Pioneer’s entrepreneurial culture and industry-leading longstanding expertise operating in the Midland Basin • Further upside from applying ExxonMobil’s large emerging technology portfolio at scale to increase resource recovery — Multi-year rock physics research and field diagnostic programs to improve fracture design — Differentiated well fracture geometry increasing completion effectiveness — Optimized well spacing • Enhanced field digitalization and automation via remote operations center — Enables real-time adjustments across large-scale operations, optimizing both throughput and cost 7

Generating double-digit returns with lower environmental impact Accelerating Pioneer’s net-zero plan from 2050 to 2035 and lowering collective environmental footprint • ExxonMobil will leverage its Permian GHG reduction plans to accelerate Pioneer’s net zero emissions plan by 15 years • Will lower both companies’ methane emissions in the Permian by applying industry-leading new technologies for monitoring, measuring, and addressing fugitive methane — Center for Operations & Methane Emissions Tracking enables real-time response using methane observations from ExxonMobil’s multi-layered detection system • Using combined operating capabilities and infrastructure, expect to increase the amount of recycled water used in Permian fracturing operations to >90% by 2030 8

# Maximizing Permian value across ExxonMobil's full value chain

Integrated logistics connect high-value, light Permian crude from both companies to ExxonMobil's premier refinery and chemical footprint on the U.S. Gulf Coast



NEW MEXICO
TEXAS
LOUISIANA
UPSTREAM
Permian Basin
Wink/Midland
LOGISTICS
equity pipeline (Permian → Beaumont)
Baton Rouge
Beaumont
Baytown
Corpus Christi
Crude Oil
Natural Gas
Liquids
Refinery
Chemical Plant
CCS, hydrogen, and ammonia
PRODUCT SOLUTIONS
LOW CARBON SOLUTIONS

**Logistics advantages**

- Most efficient logistics to U.S. Gulf Coast refineries
- Equity pipeline enables feed segregation and quality capture
- Crude export capability and trading optionality

**Product Solutions advantages**

- Expanding light-oil processing capacity
  - 250 Kbd Beaumont refinery expansion started up in 1Q 2023
- World-scale ethane steam crackers processing low-cost feed to meet growing demand for high-performance chemicals
  - 1.8 Mta Corpus Christi chemical complex started up in 2021
  - 450 Kta Baton Rouge Polypropylene started up in 2022
  - 750 Kta Baytown chemicals expansion started up in 3Q 2023

**Low Carbon Solutions advantages**

- Low-cost feed to Baytown low-carbon hydrogen and ammonia facilities

9

# Combination unlocks significant value for shareholders

## Unique value creation opportunity results in significant synergies, driving double-digit shareholder returns

- Exchange ratio of 2.3234 ExxonMobil shares for each Pioneer share represents a market premium for this unique asset
  - ~18% premium to Pioneer's undisturbed closing price on October 5th and a ~9% premium based on Pioneer's 30-day volume-weighted average price on the same day
- Immediately accretive to ExxonMobil's earnings per share, operating cash flow, and free cash flow in 2024; highly accretive mid- to long-term with a very long cash flow runway
- Both sets of shareholders share in further upside potential
- ExxonMobil's strong balance sheet and Pioneer's added surplus free cash flow provide upside opportunity to enhance shareholder capital returns post-closing
- Transaction expected to close in the first half of 2024

**Total annual average value of synergies over the next decade**



~$2B
Improved resource recovery
Drilling & completion cost efficiencies
G&A savings
Total annual value of synergies

Low cost of supply at **<$35** per barrel

See Supplemental information for definitions.

10

Combination enhances shareholder value Strengthens U.S. economy and energy security Creates leading Transforms Increases resource undeveloped high- ExxonMobil’s Upstream recovery by leveraging quality, high-return U.S. portfolio: increases scale, technology, and unconventional share of low cost-of- industry-leading inventory supply, short-cycle, development U.S.-based liquids Generates double-digit Lowers collective Immediately accretive returns by delivering environmental footprint to earnings and free cash flow per share leading capital and accelerates with a very long cash efficiency and cost Pioneer’s net-zero plan performance flow runway 11

Pioneer is a clear leader in the Permian with a unique asset base and people with deep industry knowledge. The combined capabilities of our two companies will provide long-term value creation well in excess of what either company is capable of doing on a standalone basis.” Darren Woods ExxonMobil Chairman and CEO 12

The consolidated company will maintain its leadership position, driving further efficiencies through the combination of our adjacent, contiguous acreage in the Midland Basin and our highly talented employee base, with the improved ability to deliver durable returns, creating tangible value for shareholders for decades to come.” Scott Sheffield Pioneer CEO 13

+ Q&A 10.11.2023

Supplemental information Actions needed to advance ExxonMobil’s 2030 and 2035 greenhouse gas emission-reductions plans are incorporated into its medium-term business plans, which are updated annually. The reference case for planning beyond 2030 is based on the Company’s Energy Outlook research and publication. The Outlook is reflective of the existing global policy environment, the Energy Outlook does not attempt to project the degree of required future policy and technology advancement and deployment for the world, or ExxonMobil, to meet net zero by 2050. As future policies and technology advancements emerge, they will be incorporated into the Outlook, and the Company’s business plans will be updated accordingly. Actual future results, including the achievement of net zero in Upstream Permian Basin unconventional operated assets by 2030/2035, to lower methane emissions from operated assets, to increase water recycling in our combined Permian operations, and plans to feed hydrogen, ammonia, and carbon capture projects could vary depending on the ability to execute operational objectives on a timely and successful basis; policy support for emission- reduction products and technologies; changes in laws, regulations and international treaties regarding lower emission technologies and projects; government incentives; unforeseen technical or operational difficulties; the outcome of research efforts and future technology developments, including the ability to scale projects, technologies, and markets on a commercially competitive basis; changes in supply and demand and other market factors affecting future prices of oil, gas, and petrochemical products; the actions of competitors; and other factors discussed in this presentation and in the Cautionary Statement at the front of this presentation. References to “resources” and similar terms refer to the total remaining estimated quantities of oil and natural gas that are expected to be ultimately recoverable. The resource base includes quantities of oil and natural gas classified as proved reserves, as well as quantities that are not yet classified as proved reserves but that are expected to be ultimately recoverable. The term “resource base” or similar terms are not intended to correspond to SEC definitions such as “probable” or “possible” reserves. All references to production rates, project capacity, resource size, and acreage are on a gross basis, unless otherwise noted. Volumes for recent facility start-ups represent design capacity at full operation. “Free cash flow” is cash flow from operations and asset sales less additions to property, plant and equipment, and additional investments and advances, plus other investing activities, including collection of advances. This measure is useful when evaluating cash available for financing activities, including shareholder distributions, after investment in the business. For additional information concerning definitions and calculation of historical ExxonMobil results see the Frequently Used Terms available on the Investors page of our website at www.exxonmobil.com under the heading Resources. Statements regarding “immediate” additions to future ExxonMobil Free Cash Flow resulting from the merger are based on projections of 2024 Pioneer results, estimated in a manner consistent with relevant ExxonMobil definitions and utilizing current market strip prices, and assume closing of the transaction as expected in 2Q 2024 . For future periods, we are unable to provide a reconciliation of forward-looking free cash flow estimates to the most comparable GAAP financial measures because the information needed to reconcile these measures is dependent on future events, many of which are outside management’s control. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with our accounting policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. 15